RICHARDS, LAYTON & FINGER
                          A Professional Association
                              One Rodney Square
                                 P.O. Box 551
                          Wilmington, Delaware 19899
                                (302) 651-7700
                             Fax: (302) 651-7701
                                 www.RLF.com







                               January 22, 2002



Chase Manhattan Bank USA, National Association
200 White Clay Center Drive
Newark, Delaware 19711


                  Re:      Chase Manhattan Auto Owner Trusts
                           Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special Delaware counsel to Chase Manhattan Bank USA, National Association (the "Registrant") in connection with the Registration Statement on Form S-3, Registration No. 333-74600 (the "Registration Statement"), which was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to $7,644,578,102 aggregate principal amount of asset backed securities, including trust certificates (the "Securities"). Each series of such Securities may be issued pursuant to an amended and restated trust agreement (the "Trust Agreement") among a trustee named in the related prospectus supplement and the Registrant. This opinion is being delivered to you at your request.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The form of Trust Agreement (including the form of Certificate of Trust (the "Certificate of Trust") attached as Exhibit B thereto); and

          (b) The Registration Statement.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely


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Chase Manhattan Bank USA, National Association
January 22, 2002
Page 2

upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, and (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. When each Trust Agreement in the form filed as an exhibit to the Registration Statement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the parties thereto, and when the Certificate of Trust has been duly authorized, executed and filed, such Trust Agreement will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms; and

          2. When the issuance, execution and delivery of the Securities in the form filed as an exhibit to the Registration Statement have been duly authorized by all necessary trust action, and when such Securities have been duly executed and delivered and sold as described in the Registration Statement, such Securities will be legally and validly issued and the holders thereof will be entitled to the benefits provided by the Trust Agreement pursuant to which such Securities were issued.

Chase Manhattan Bank USA, National Association
January 22, 2002
Page 3

          The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,


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